As filed with the Securities and Exchange Commission on July 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WIRELESS ATTACHMENTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	3577	27-3515499
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2789 S. Lamar Street

Denver, Colorado 80227

Tel No.: (303) 763-7527

_________________________________

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Steve S. Sinohui

2789 S. Lamar Street

Denver, Colorado 80227

Tele No.: (303) 763-7527

__________________________________

(Name, Address and Telephone Number of Agent for Service)

Communication Copies to:

Jeffrey A. Bartholomew, Esq.

Robinson Waters & O'Dorisio, P.C.

1099 Eighteenth Street, Suite 2600

Denver, CO 80202

Tel No.: (303) 297-2600

Fax No.: (303) 297-2750

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.0001 par value per share	2,154,800	$0. 10	$215,480	$25.00

Total	2,154,800	$0. 10	$215,480	$25.00

(1)

The 2,154,800 shares of our common stock to be registered includes 154,800 shares of our common stock that were issued to investors pursuant to a private offering entered into on November 18, 2010 and closed on March 15, 2011. We issued these securities without registration pursuant to Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”). We sold 154,800 shares of the Company’s Common Stock, par value $.0001, for $15,480.

The 2,154,800 shares of our common stock to be registered also includes 2,000,000 shares issued to the Company’s founder on September 22, 2010 for an aggregate price of $2,000.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated July ___ , 2011

WIRELESS ATTACHMENTS, INC.

2789 S. Lamar Street

Denver, Colorado 80227

(303) 763-7527

PRELIMINARY PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

2,154,800 SHARES OF COMMON STOCK

Our existing shareholders (the “Selling Security Holders”) are offering for sale up to 2,154,800 shares of our common stock, par value $0.0001 per share. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board (“OTCBB”). We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

All of the common stock offered by this prospectus will be sold by the Selling Security Holders at a price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance, however, that our shares will be approved for quotation on the OTCBB, as described in greater detail in the "Risk Factors" included below. The Selling Security Holders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) short sales after this registration statement becomes effective; (vii) broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; (viii) through the writing of options on the shares; (ix) a combination of any such methods of sale; and (x) any other method permitted pursuant to applicable law.

The offering will conclude upon the earlier of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) one year from the date of this Prospectus.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. We will bear all costs associated with this registration statement.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Until July ___, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock. If you have any questions regarding the information in this prospectus, please contact Steve S. Sinohui, our Chief Executive Officer, at: Wireless Attachments, Inc., 2789 S. Lamar Street, Denver, Colorado 80227, or by phone at (303) 763-7527.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Wireless Attachments,” "WAI," “we,” “us,” and “our” refer and relate to Wireless Attachments, Inc. As used herein, iPod® and iPhone® are registered trademarks of Apple, Inc. and the Company expressly disclaims any right thereto.

Overview

We incorporated in the State of Colorado on September 22, 2010, under the name Wireless Attachments, Inc. (the “Company” or “WAI”).

WAI is a start up company currently in the research and development phase. We expect to be in the research and development phase for at least the next 12 months. We are developing solar cloth membranes for outdoor active wear that convert sunlight into electrical power and that can be used for charging and/or operating mobile devices such as the iPhone and iPod. On November 5, 2010, Apple, Inc. granted the Company a license to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone.

Product Development

We intend to develop and market multiple sizes and types of Photovoltaic Cloth Membranes (“PCMs”) that can be used to provide a charging current for a Solar Charging Unit (“SCU”). We are in the process of developing our products. We plan to use outside manufacturers to produce our products. We will not physically manufacture, warehouse or distribute the goods we sell.  We intend to outsource these capabilities to firms with the expertise and the experience to provide efficient, reliable services.

The Company intends to develop a PCM that can be sewn or velcroed into or onto traditional outdoor clothing, sportswear, corporate apparel, promotional clothing, suitcases, briefcases, tote bags, backpacks, bicycles, golf-carts, awnings, beach and patio umbrellas or any other item made of or incorporating cloth. The PCM will be carefully adapted to utilize existing and/or developmental technologies that inexpensively transform crystalline silicon or another less expensive material into soft, pliable, washable fiber formats. One example of potential PCM technologies include fibrous nano-rods or titanium–dioxide Grätzel Cells also made from nano-crystals. Nano-crystal technologies will soon be readily available and are already expected to significantly reduce material costs as well as having a much larger scale integration into other types of materials. These cells are inexpensive as compared to silicon-based products and, management of the Company believes, will eventually be incorporated directly into commercially available clothing lines. Cross integration of PCMs with conductive thread is already utilized by various commercial looms and weavers in competitive mainstream textiles.

At the heart of the SCU is the electronic charger control device that sets the optimal charge rate and determines the ideal charging methodology and characteristics based on a particular electronic device as well as the type and size of battery. It would also monitor things such as incoming power supply vs. outgoing power consumption and continuously adjust the charging rate accordingly. This device in its most basic form is unquestionably already commercially available from a number of manufacturers. In addition to basic charging monitoring and control, the SCU could also incorporate settings for different types of solar materials and different makes and size of batteries. More complicated systems could also be constructed utilizing communications directly between the SCU and the attached electronic device being charged or operated. With USB and Bluetooth dominating interface communications for consumer electronics and mobile devices, they would certainly be top contenders for any homogenous interface language utilized for this purpose. Lastly, the device would incorporate connections for external readouts, LEDs, additional input devices, as well as the minimal connections required for input power sources and output connections to the attached consumer electronic device.

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Growth Strategy

The Company intends to develop multiple sizes and types of PCMs that are used to provide the charging current for the SCU. The SCU will operate in conjunction with a lithium-ion (or other) battery, forming a complete hybrid charging system ready for use with the Apple iPod and iPhone product lines. The PCM can be sewn or velcroed into or onto traditional outdoor clothing, suitcases, briefcases, tote bags, backpacks, bicycles, golf-carts, awnings, beach and patio umbrellas or any other item made of or incorporating cloth. The cloth membrane will be developed using highly efficient light-weight, thin-film photovoltaic technology. The membrane will work in conjunction with the SCU, which will provide advanced monitoring and charge control to accommodate different PCMs and to automatically adjust to different battery sizes, charging rates, solar conditions and operating load requirements. The Company does not plan to develop its own suite of end-user products, but rather create a library of licensable system components that provide high-value building blocks to original equipment manufacturers (“OEMs”) of cloth-based products, such as outdoor clothing, suitcases, backpacks, awnings and umbrellas. Our primary initial focus will be developing systems that can be used by outdoor and sporting clothing manufacturers. We will look for strategic partners who can help create appropriate reference designs as well as complete product sets. There can be no assurance, however, that we will be able to develop such system components or, if we are able to develop them, that we will be successful in marketing them at a profit.

Market

Organic Photovoltaics (“OPV”) is the commonly used term for the third generation of photovoltaics (“PV”), which was first introduced about 50 years ago. OPV is polymer-based photovoltaic materials that can be integrated into building materials, paints and clothing. Flexible-organic polymer-based photovoltaics are carbon-based solar cells with inorganic photoreactive compounds and can be printed on or sewn into clothing.

Lux Research projects the OPV market will grow to $159 million in the next decade. OPV can be produced quickly and cheaply on roll-to-roll manufacturing lines. However, cell degradation issues and low efficiencies mean that OPV is not a viable alternative to conventional silicon PV and leading thin films. Companies producing OPV devices have recognized this, and are mostly focusing on charging applications (solar cells on backpacks) and remote power applications.

Flexible solar panels already are being incorporated into backpacks hats, coats and sunglasses; but newer solar technologies are allowing photovoltaic materials to be sprayed on, woven into or dyed into fabrics. For instance, the U.S. Army’s Natick Soldier Systems Center is looking into photovoltaic fabrics to help power advanced electronics, like communications devices and combat computers that are carried by soldiers. The use of organic photovoltaics in these fabrics allows the Army to produce energy where it is not normally available.

Backpacks, brief cases and bags with built-in flexible solar panels are already available in today’s marketplace. Bags with photovoltaic panels are used to power personal electronics and laptop computers.

OPVs do not have the lifespan, nor are they as efficient as silicon or thin-film photovoltaics. But they are very cheap to produce and could also be used in badges, identification cards and other potentially disposable items. Their effectiveness is boosted by nanotechnology.

Competition

In general, the accessory market for iPhones and iPods is highly competitive. We will be competing with those companies that develop chargers and power accessories for Apple’s products. Dexim sells a folding dock that includes a 2000mAh Lithium Polymer battery. Macally, Griffin Technology, and XtremeMac offer external chargers for iPod and iPhone. Apple also makes many accessories, including chargers, keyboard docks and carrying cases.

More specifically, we will be competing with those companies developing photovoltaic technologies that license or sell their technology platforms or system components to OEM’s. Konarka Technologies, Inc. develops and manufactures solar plastic films that convert light to energy. Konaraka has integrated its plastic solar panels into German-based Neuber's Energy Sun-Bags business and leisure bags. The plastic solar panels allow the bags to charge mobile phones, digital cameras and iPods with solar power. Konarka’s technology is a photo-reactive polymer material that can be printed or coated onto flexible substrates using roll-to-roll manufacturing, similar to the way newspaper is printed on large rolls of paper. The resulting plastic then can be manufactured into a wide range of end-use products. Konarka has a broad portfolio of patents, technology licenses and an accomplished technical, scientific and manufacturing team.

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Solarmer Energy, Inc. is a solar energy company that is developing polymer solar cells, a subtype of OPV cells. They claim their solar panels are flexible, transparent and will cost less to manufacture than traditional cells. Until recently, organic solar cells were only able to convert about 2% of the sun’s energy into electricity, but Solarmer Energy has achieved 7.9% conversion efficiency as rated by the National Renewable Energy Laboratory in February 2010. (In July of 2010, Solarmer issued a press release stating they had attained 8.13% conversion efficiency.) Solarmer is focused on commercializing and manufacturing low-cost, lightweight, flexible solar panels that use organic materials. Solarmer is targeting three major applications for plastic solar panels: consumer and portable electronics, building-integrated photovoltaics and smart fabrics.

Recent Developments

We completed a private offering on March 15, 2011 whereby 35 investors purchased 154,800 shares of our common stock for an aggregate price of $15,480. We issued these securities without registration pursuant to Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act.

Need for Additional Financing

WAI intends to be in the research and development phase for at least the next 12 months. We have raised sufficient capital to date to fund such research and development. We have not generated revenues to date and do not anticipate revenues while in the research and development phase. Once we have completed research and development and produced a working prototype, the Company does anticipate the need for additional funding to bring the prototype to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of how much funding we will need once we complete research and development. The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, our stock would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

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Where You Can Find Us

Our principal executive office is located at 2789 S. Lamar Street, Denver, Colorado 80227, and our telephone is (303) 763-7527.  Our Internet address is www.wirelessattachments.com.

NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES HAS APPROVED, DISAPPROVED OR HAS BEEN MADE AWARE OF THIS OFFERING. THE ONLY RELATIONSHIP BETWEEN APPLE, INC. AND THE COMPANY IS CONTRACTUAL AND THE SPECIFIC TERMS OF THAT RELATIONSHIP ARE SET FORTH IN OUR LICENSE AGREEMENT WITH APPLE, INC. NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES (I) OWES ANY FIDUCIARY DUTIES TO THE COMPANY, (II) IS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANY OR ANY OF THE OBLIGATIONS OR LIABILITIES OF THE COMPANY OR (III) OWES ANY DUTIES TO ANY SECURITY HOLDER OF THE COMPANY. APPLE, INC. AND ITS AFFILIATES HAVE NO OBLIGATIONS TO GRANT ANY NEW LICENSES TO THE COMPANY OR TO MAINTAIN OUR CURRENT LICENSE AGREEMENT.

The Offering

Common stock offered by selling security holders	Up to 2,154,800 shares of common stock.

Common stock outstanding before the offering	2,154,800 common shares as of July ___, 2011.

Registration Costs	We estimate our total costs relating to the registration herein be approximately $12,525.00.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earlier of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) one year from the date of this Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.
No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to a securities exchange, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

This offering relates to 154,800 shares of our common stock that were issued to investors pursuant to private offering completed on March 15, 2011 and 2,000,000 shares that were issued to the Company’s founder on September 22, 2010. The number of shares being registered in this registration statement represents 100% of the Company’s common stock currently outstanding.

4

RISK FACTORS

An investment in our Common Stock is highly speculative and involves significant risks. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

RISKS RELATED TO OUR BUSINESS

Development Stage Business; No Assurance of Profitability.

The Company was incorporated in the State of Colorado on September 22, 2010, and has had no operations to date. The Company is a start up company currently in the research and development phase. The Company expects to be in the research and development phase for at least the next 12 months. We are developing PCMs for outdoor active wear that convert sunlight into electrical power that can be used for charging and/or operating mobile devices such as the iPhone and iPod. The success of the Company's proposed business will depend to a great extent on its ability to develop and market multiple sizes and types of PCMs that can be used to provide a charging current for SCUs as well as its ability to outsource manufacturing, warehousing and distribution to firms with the expertise and the experience to provide efficient, reliable services. Unless the Company successfully commences its business operations described herein, current and future investors as well as purchasers of this Offering may lose all or a substantial portion of their investment in the Company. The Company faces all risks that are associated with any new business, such as under-capitalization, cash flow problems and personnel, financial and resource limitations as well as special risks associated with its proposed operations. The Company faces intense competition from other companies that have greater resources, both financial and otherwise, than the Company does. There is no assurance that the Company will be successful in implementing its business plan described herein, generating significant revenue or becoming profitable.

No Operating History or Revenue and Minimal Assets.

The Company is a "start-up" operation, as it has no operating history. The Company has no significant financial resources and limited assets. The Company, in all likelihood, will sustain operating expenses without corresponding revenues, at least until the Company is able to exit research and development and begin production and sale of its planned solar cloth membranes to OEMs. This will result in the Company incurring net operating losses that will increase continuously until the Company can successfully begin distribution of its products described herein. There can be no assurance that the Company's operations will become profitable in the near future, or at all.

Risks Associated with Forward-Looking Information.

Much of the information presented in this Memorandum contains forward-looking statements. Although we believe the forward-looking statements have reasonable bases, we cannot offer any assurance that we will be able to conduct our operations as contemplated. You should carefully review all of the information and assumptions contained in this Memorandum with your legal, tax, financial, investment and accounting advisors with these risks in mind.

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Need for Additional Financing.

None of the proceeds to be received upon completion of this Offering will be used by the Company for working capital. The Company intends to be in the research and development phase for at least the next 12 months. We have raised sufficient capital to date to fund such research and development. We have not generated revenues to date and do not anticipate revenues while in the research and development phase. Once we have completed research and development and produced a working prototype, the Company does anticipate the need for additional funding to bring the prototype to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. The Company intends to use the next 12 months to continue its market research, to model cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

Speculative Nature of Company's Proposed Operations.

The success of the Company's proposed plan of operation will depend, to a great extent, on its ability to develop products that can be sold to OEMs of outdoor and active wear clothing. The Company does not have, as of the date of this prospectus, any customers. Market acceptance by OEMs of our solar cloth membranes for incorporation into their products may be slow or less than we expect. Our products also may not perform in a manner that is required by the market, or our competitors may be more effective in reaching the market segments we are targeting with these products. Our success depends, in part, on unpredictable and volatile factors beyond our control, including customer preferences for iPhones and iPods and the availability of competing products for charging the batteries in iPhones and iPods. Slow market acceptance of products made with PCM-based chargers will delay or eliminate our ability to generate a profit. During any period that we unsuccessfully seek to market these products, we will also incur marketing costs without corresponding revenue. Unless we successfully commence and establish our business operations as described herein, establish a customer base and generate sustainable revenues, current and future investors, as well as purchasers of the shares being sold by the Selling Security Holders, may lose all or a substantial portion of their investment in the Company.

Our Success Will be Dependent Upon Our Management’s Efforts. The Loss of Any or All of Our Management, Particularly Steve S. Sinohui, Our President, Chief Executive Officer and Sole Director, Could Have a Material, Adverse Impact on Our Operations and May Cause Us to Go Out of Business.

Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit only as much time as they have available to our business, but this commitment is no assurance of success. The loss of these individuals, particularly Steve S. Sinohui, our President, Chief Executive Officer and sole Director, could have a material, adverse impact on our operations and may cause us to go out of business. Both of our officers are also involved with other businesses. Messrs. Sinohui and Lassen work in other businesses which compete for their time with our business. These other arrangements could create conflict of interest with respect to allocating time to our operations. An investor could lose his entire investment. We have no written employment agreements with either of our officers, including Mr. Sinohuui. We have not obtained key man life insurance on the lives of either of our officers or directors.

Officers Not Exclusively Employed by the Company.

The Officers will supervise and control the business affairs of the Company. The officers, director and employees of the Company will devote to the Company’s affairs only such time as they deem necessary to conduct business and they will not be limited to this business activity only. Both of our officers are also involved with other businesses. Messrs. Sinohui and Lassen work in other businesses that compete for their time with our business.

Lack of Market Research or Marketing Organization.

The Company has conducted limited market research indicating that market demand exists for the products contemplated to be marketed by the Company. Moreover, the Company presently plans to use its officers and director as its marketing organization.

Competition.

The Company is and may continue to be an insignificant participant in the business of photovoltaic charging membranes and power accessories for wireless devices. A large number of established and well-financed entities are active in the Company's industry. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in implementing its proposed business plan.

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Dependence on License Agreement with Apple, Inc.

The Company's operations are materially dependent on the terms and conditions of the License Agreement with Apple, Inc. On November 5, 2010, Apple, Inc. granted the Company a license to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. The License Agreement permits the Company to use and exploit certain proprietary property and technology owned or controlled by Apple, Inc., including the Apple iPhone and iPod brand names, trade dress and trademarks. In the event that the Company is unable to comply with the terms and conditions of the License Agreement in the future, we would not be able to produce or sell our products in accordance with our business plan. The License Agreement also provides that Apple may approve or disapprove, in its sole discretion, of any products that the Company submits to Apple for its review prior to beginning commercial production of those products.

Intellectual Property.

We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third party. While we will do our best to ensure products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays or require us to enter into royalty or licensing agreements. We currently do not have the resources with which to defend any claims brought by others that our technology infringes upon the intellectual property or other proprietary rights of any third party.

Government Regulation.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet, or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based product offerings, which could harm our business and operating results.

RISKS RELATED TO THE OFFERING

Since the Majority of Our Shares of Common Stock are Owned by Our President and Chief Executive Officer, and Sole Director, Our Other Stockholders May Not be Able to Influence Control of the Company or Decision Making by Management of the Company.

Steve S. Sinohui, our President, Chief Executive Officer, and sole Director, beneficially owns 92.82% of our outstanding common stock. Assuming the sale of all 2,154,800 shares in this Offering, Mr. Sinohui will own approximately 0% of all shares of common stock of the Company. The interests of Mr. Sinohui may not be, at all times, the same as that of our other shareholders. Mr. Sinohui is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Sinohui exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Sinohui has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Purchasers in this Offering from Selling Security Holders May Experience Dilution in the Book Value of Their Investment if We Sell Additional Shares in the Future. The Sale of Additional Shares or Other Equity Securities in the Future Could Result in Additional Dilution to Our Current and Future Stockholders Including Purchasers in this Offering.

Purchasers in this Offering may pay more for the common stock than the net tangible book value per share of our outstanding common stock immediately after this Offering. Additionally, once we exit research and development, we will require additional cash resources to implement our business plan. We may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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RISKS RELATING TO OUR COMMON STOCK

There is No Public Trading Market for Our Common Stock, Which May Impede Your Ability to Sell Our Shares.

Currently, there is no trading market for our common stock, and there can be no assurance that such a market will commence in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. We intend to contact an authorized OTCBB market-maker for sponsorship of our securities on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, there can be no assurance that we will find a market maker willing to submit an application, or that such market maker’s application will be accepted. Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited and the risk to investors is greater. Moreover, if a trading market does commence, the price may be highly volatile. Factors discussed herein may have a significant impact on the market price of our shares. Moreover, due to the relatively low price of our securities, many brokerage firms may not effect transactions in our common stock if a market is established. Rules enacted by the SEC increase the likelihood that most brokerage firms will not participate in a potential future market for our common stock. Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer’s financial situation, investment experience and investment objectives. Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain low-priced securities.

Of our total outstanding shares as of July ___, 2011, a total of 2,154,800, or approximately 100%, will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

The Company’s Stock Price May be Volatile .

The market price of the Company’s common stock, if a trading market develops, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

✓ services by the Company or its competitors;

✓ additions or departures of key personnel;

✓ the Company’s ability to execute its business plan;

✓ operating results that fall below expectations;

✓ loss of any strategic relationship;

✓ industry developments and changes;

✓ economic and other external factors; and

✓ period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a Public Company, We Will Incur Substantial Expenses.

Upon declared effectiveness by the SEC of the registration statement of which this prospectus forms a part, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit and public reporting of our financial results, business activities and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, have also substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be significantly higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of the registration statement of which this prospectus forms a part. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

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We May Be Exposed to Potential Risks Resulting from New Requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of each fiscal year. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

Currently, the Company’s Common Stock is Defined as a “Penny Stock”, Which Makes it More Difficult for Investors to Sell Their Shares.

Currently, the Company’s common stock is subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not applicable to us. It is likely that our shares will be considered to be penny stocks for the foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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•	the basis on which the broker or dealer made the suitability determination; and,

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell Our Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We Do Not Expect to Pay Dividends on Common Stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

The Elimination of Monetary Liability Against the Company’s Existing and Future Directors, Officers and Employees Under Colorado Law and the Existence of Indemnification Rights to the Company’s Existing and Future Directors, Officers and Employees May Result in Substantial Expenditures by the Company and May Discourage Lawsuits Against the Company’s Directors, Officers and Employees .

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is required to indemnify directors, officers, agents, fiduciaries and employees to the maximum extent provided by law against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee or because he was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee or fiduciary at the Company's request. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

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THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price for our shares has been arbitrarily determined by the Company and does not bear any relationship to assets, earnings (as there are none), book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We are registering up to 2,154,800 shares for resale by existing holders of our common stock. Our management has established the price of $0.10 per share based upon the price at which recent transactions took place, their estimates of the market value of the Company and the price at which potential investors might be willing to purchase the shares offered. With the exception of Steve S. Sinohui, our founder, President, Chief Executive Officer and sole Director (who paid $0.001 per share for his shares of common stock in the Company), the selling shareholders in this offering paid $0.10 per share for their shares of common stock and thus will not realize a profit unless and until there is an active trading market at a higher price. Until such time as a trading market does develop, because of the uncertainty of our business prospects, our management does not believe that the price of $0.10 per share has changed.

USE OF PROCEEDS

The Selling Security Holders are selling all of the shares of our common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the common stock.

SELLING SECURITY HOLDERS

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by each of the Selling Security Holders as of  the date hereof and the number of share of common stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, none of the Selling Security Holders is under any obligation to sell all or any portion of such shares nor is any of the Selling Security Holders obligated to sell any shares immediately upon effectiveness of the registration statement of which this prospectus forms a part. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

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Name	Shares Beneficially Owned Prior To Offering	Percent Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering
Steve S. Sinohui	2,000,000	92.8160%	2,000,000	0	0.00%
2DM Consulting, LLC	250.0116%		250	0	0.00%
Ariel Beilguard	100.0046%		100	0	0.00%
Susan Brett	100.0046%		100	0	0.00%
Nancy J. Caughron	200.0092%		200	0	0.00%
Kevin R. Chard	100.0046%		100	0	0.00%
Mary Chard	100.0046%		100	0	0.00%
Steven A. Chard	100.0046%		100	0	0.00%
Ilse Diamant Revocable Trust	60,000	2.7844%	60,000	0	0.00%
Richard Fisher	100.0046%		100	0	0.00%
Sandra Fisher	100.0046%		100	0	0.00%
Jorge Gonzalez	250.0116%		250	0	0.00%
Campbell S. Harrison	100.0046%		100	0	0.00%
John J. Harrison	100.0046%		100	0	0.00%
Craig Harry	200.0092%		200	0	0.00%
Donald Heap	100.0046%		100	0	0.00%
Ruby Heap	100.0046%		100	0	0.00%
Brian Heiter	250.0116%		250	0	0.00%
Michelle Heiter	250.0116%		250	0	0.00%
Richard Klotz	200.0092%		200	0	0.00%
William LaPierre	100.0046%		100	0	0.00%
LMP Holding Corp.	25,000	1.1602%	25,000	0	0.00%
Brian Marich	200.0092%		200	0	0.00%
Jody Marich	200.0092%		200	0	0.00%
Sarah Marich	200.0092%		200	0	0.00%
Deborah McLain	200.0092%		200	0	0.00%
Catherine J. Mullen	200.0092%		200	0	0.00%
Newhaven Trust	65,000	3.0165%	65,000	0	0.00%
Silver Creek Financing, Inc.	200.0092%		200	0	0.00%
Andrea Sinohui	100.0046%		100	0	0.00%
Jeanette Sinohui	100.0046%		100	0	0.00%
Lawrence Wikarski	100.0046%		100	0	0.00%
Diane Williams	100.0046%		100	0	0.00%
Jeffrey Williams	100.0046%		100	0	0.00%
J.D. Williams	100.0046%		100	0	0.00%
Laura Williams	200.0092%		200	0	0.00%

(1)	The number assumes the Selling Security Holder sells all of the common shares being offering pursuant to this prospectus.

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PLAN OF DISTRIBUTION

The Selling Security Holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after this registration statement becomes effective;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Security Holders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent permitted by law, the Selling Security Holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stock Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

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We are required to pay all fees and expenses incident to the registration of the shares of our common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

Each of the Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of our common stock by any Selling Security Holder. We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of our common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

✓	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
✓	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
✓	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
✓	contains a toll-free telephone number for inquiries on disciplinary actions;
✓	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
✓	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

✓	bid and offer quotations for the penny stock
✓	details of the compensation of the broker-dealer and its salesperson in the transaction;
✓	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
✓	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the Company’s common stock then outstanding which, in our case, would equal approximately 21,544 shares of our common stock as of the date of this prospectus.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve months if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six months provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the number of shares of the company's common stock then outstanding or the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144, a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year if the Company has been subject to the reporting requirements of the Securities Act of 1934 and two years if not subject to the reporting requirements of the Securities Act of 1934, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to any person.

DESCRIPTION OF SECURITIES

The Company has authorized for issuance 250,000,000 shares of Common Stock, par value $.0001 per share and 250,000,000 shares of Preferred Stock, par value $.0001 per share. As of the date of this offering, there are 2,154,800 shares of Common Stock issued and outstanding. There are 100,000 Series A Preferred Shares issued and outstanding. Following is a description of the various classes of the Company's securities.

Common Shares

Each Common Share is entitled to one vote at all meetings of shareholders. There are no preemptive rights to purchase any additional Common Shares. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of the Common Shares will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all outstanding liabilities of the Company and payment of relevant subscription prices and after payment of a first and senior liquidation preference to the holder of the Company's Series A outstanding Preferred Stock.

Preferred Stock

The Articles of Incorporation of the Company authorize issuance of a maximum of 250,000,000 Preferred Shares. The Corporation may divide and issue the preferred stock in series. Preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The board of directors hereby is expressly vested with authority to divide the class of preferred stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the state of Colorado in respect of the following:

(a)	The number of shares to constitute such series, and the distinctive designations thereof;
(b)	The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;
(c)	Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(d)	The amount payable upon shares in event of involuntary liquidation;
(e)	The amount payable upon shares in event of voluntary liquidation;
(f)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;
(g)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(h)	Voting rights, if any; and
(i)	Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

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Prospective investors in this Offering should be aware that shares of Preferred Stock might be issued to deter or delay a takeover bid that is opposed by management, or for such other purposes as the Company's Board of Directors may so determine in the future, in their sole discretion.

Series A Preferred Stock

The Series A Preferred Shares are not convertible to common stock, have no voting rights, do not carry any current or accumulated dividend and, in the event of liquidation, have first and superior rights over all other classes of equity securities issued and outstanding by the Company.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Comiskey & Company to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

History

We incorporated in the State of Colorado on September 22, 2010, under the name Wireless Attachments, Inc. (the “Company” or “WAI”).

WAI is a start up company currently in the research and development phase. The Company expects to be in the research and development phase for at least the next 12 months. We are developing solar cloth membranes for outdoor active wear that convert sunlight into electrical power and that can be used for charging and/or operating mobile devices such as the iPhone and iPod. On November 5, 2010, Apple, Inc. granted the Company a non-exclusive license to, among other things, design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone.

Summary of License Agreement with Apple, Inc.

Following is a summary of certain terms and provisions of the November 5, 2010 license agreement (the "Use License") between the Company and Apple that authorizes the Company to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. Prospective investors interested in additional information about the Use License should review the Use License, including its schedules and supplements, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Apple has granted the Company a limited, non-exclusive, personal, non-sublicensable, non-transferable license to incorporate certain Apple technology into proposed products to be used with iPhones and iPods. The Company has specifically chosen to develop the solar cloth membranes that can be incorporated into charging devices for iPhones and iPods, described above. Before the Company may develop or sell any such products ("Licensed Products"), however, the Company must (i) submit a product proposal for any such proposed products to Apple, Inc.; and (ii) certify to Apple, Inc. that its proposed product is compatible with Apple's products with which the Company's proposed products will interoperate. The certification must be provided when the first prototype is created and again when the Company's proposed product is production ready, and each certification must be accompanied by test materials and any third-party reports of compatibility. APPLE, INC. MAY APPROVE OR DISAPPROVE ANY PROPOSED PRODUCT FOR ANY REASON. The Use License also grants the Company the right to use (and the Company has agreed to use) Apple, Inc.'s "Made for iPod" and "Made for iPhone" logos on the product packaging for any Licensed Products and any user guides, web pages, advertising, and related collateral materials.

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The Use License has a term of two years and is automatically renewed for additional one-year terms unless either party notifies the other that it does not wish to renew at least 60 days before the end of the then-current term. The Use License will automatically terminate if the Company breaches any of its terms and fails to cure the breach, if the Company commences a patent infringement suit against Apple, Inc., or if the Company become bankrupt or insolvent. IN ADDITION, EITHER PARTY MAY TERMINATE THE USE LICENSE FOR CONVENIENCE, FOR ANY REASON OR FOR NO REASON, UPON 60 DAY'S WRITTEN NOTICE TO THE OTHER PARTY.

Product Development

We intend to develop and market multiple sizes and types of Photovoltaic Cloth Membranes (“PCMs”) that can be used to provide a charging current for a Solar Charging Unit (“SCU”). The SCU will operate in conjunction with a lithium-ion (or other) battery forming a complete hybrid charging system ready for use with the Apple iPod and iPhone product lines. The PCM will be sewn or velcroed into or onto traditional outdoor clothing, suitcases, briefcases, tote bags, backpacks, bicycles, golf-carts, awnings, beach and patio umbrellas or any other item made of or incorporating cloth. The cloth membrane will be developed using highly efficient, lightweight, thin-film photovoltaic technology. The membrane will work in conjunction with the SCU which will provide advanced monitoring and charge control to accommodate different PCM’s and to automatically adjust to different battery sizes, charging rates, solar conditions and operating load requirements.

We are in the process of developing our products. We expect to be in the research and development phase for at least the next 12 months. Over the next 12 months, the Company will continue its market research, model cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and develop a complete sales and marketing plan and associated costs. We are engaging outside developers to assist in developing our products. We are working with Perceptive Development, which has years of experience designing and building complex software applications and innovative hardware solutions, with a focus on iPhone and mobile computing platforms. We are also working with Zebulon Solutions, an engineering and productization company with over 25 years experience in product design, industrialization, business analysis and program management.

We plan to use outside manufacturers to produce our products. Currently, we are speaking with Ascent Solar in Thornton, Colorado. Ascent Solar was formed in October 2005 from the spinout by ITN Energy, Inc. (ITN) of its Advanced Photovoltaic Division. ITN founded Global Solar Energy, Inc. in 1996 to manufacture flexible CIGS thin-film technology using a steel substrate. This experience led to the development of Ascent Solar's thin-film CIGS technology on plastic substrates.

NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES HAVE APPROVED, DISAPPROVED OR HAS BEEN MADE AWARE OF THIS OFFERING. THE ONLY RELATIONSHIP BETWEEN APPLE, INC. AND THE COMPANY IS CONTRACTUAL AND THE SPECIFIC TERMS OF THAT RELATIONSHIP ARE SET FORTH IN OUR LICENSE AGREEMENT WITH APPLE, INC. NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES (I) OWES ANY FIDUCIARY DUTIES TO THE COMPANY, (II) IS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANY OR ANY OF THE OBLIGATIONS OR LIABILITIES OF THE COMPANY NOR (III) OWES ANY DUTIES TO ANY SECURITY HOLDER OF THE COMPANY. APPLE, INC. AND ITS AFFILIATES HAVE NO OBLIGATIONS TO GRANT ANY NEW LICENSES TO THE COMPANY OR TO MAINTAIN OUR CURRENT LICENSE AGREEMENT.

Growth Strategy

Our long-term goal is to build a product line with a diverse set of applications that we offer to multiple vertical markets by targeting original equipment manufacturers (“OEMs”) of cloth-based products, such as outdoor clothing, suitcases, backpacks, awnings and umbrellas. Our primary initial focus will be developing systems that can be used by outdoor and sporting clothing manufacturers. We intend to create a library of licensable system components that provide high-value building blocks to OEMs. We will look for strategic partners who can help create appropriate reference designs as well as complete product sets.

Our initial focus will be to develop system components consisting of multiple sizes and types of PCMs that are used to provide the charging current for the SCU which will provide charging power to the Apple iPod and iPhone. The SCU will operate in conjunction with a lithium-ion (or other) battery, forming a complete hybrid charging system ready for use with the Apple iPod and iPhone product lines. The PCM can be sewn or velcroed into or onto traditional outdoor clothing, suitcases, briefcases, tote bags, backpacks, bicycles, golf-carts, awnings, beach and patio umbrellas or any other item made of or incorporating cloth. The cloth membrane will be developed using highly efficient light-weight, thin-film photovoltaic technology. The membrane will work in conjunction with the SCU, which will provide advanced monitoring and charge control to accommodate different PCMs and to automatically adjust to different battery sizes, charging rates, solar conditions and operating load requirements. There can be no assurance, however, that we will be successful in developing our product line, or any product, or that we will be able to have any such products manufactured by OEMs and market any such products successfully and at a profit.

As a growing percentage of sales moves through indirect channels, component manufacturers like WAI must manage partner relationships more efficiently while enabling partners to sell with greater productivity. We will provide our partners with a comprehensive solution for improving visibility into all sales channels and utilize effective tools for marketing, sales and customer service. We intend to develop business processes that enable us to work effectively with channel partners on product design, allowing technical information to be easily shared and providing service and support to partners throughout the marketing and sales process. There is no assurance, however, that we will be successful in developing these business processes.

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Sales and Marketing

Initially, the Company will focus its marketing and sales efforts on OEMs of outdoor and active wear. We will position ourselves as a professional company that provides quality products, on time and at competitive prices. OEMs expect quality in the products/technologies they purchase to incorporate into their end-user products. Our ability to meet OEM quality requirements is a prerequisite to getting started to marketing to this customer base.

The Company intends to outsource the production of its PCMs and SCU systems to quality manufacturers that have a history of getting orders right the first time. Additionally, we will seek manufacturing partners that have scalable production capability and can respond to increases in demand at a moment’s notice, the ability to provide corrective action reports to resolve mistakes and the internal process with quality control departments to implement those corrective actions. Our manufacturing partners will be ISO-certified. ISO certification establishes a set of norms and practices that our partners are expected to always follow. Currently, we are speaking with Ascent Solar in Thornton, Colorado. Ascent Solar was formed in October 2005 from the spinout by ITN Energy, Inc. (ITN) of its Advanced Photovoltaic Division. ITN founded Global Solar Energy, Inc. in 1996 to manufacture flexible CIGS thin-film technology using a steel substrate. This experience led to the development of Ascent Solar's thin-film CIGS technology on plastic substrates.

OEMs work under the same market forces as other companies and simply cannot afford to have suppliers who are not competitive. The Company intends to partner with manufacturers that have a history of providing products on time. Additionally, we will strive to develop a library of products that are competitively priced.

The Company will develop a culture of professionalism that sets us apart from the competition. We intend to put in place systems that allow us to track our success, and we intend to build a dynamic sales and customer service team with the ability to respond to technological questions, delays, or any other questions our customers might have. We intend to build a direct sales team with representatives that have a history in the outdoor and active wear marketplace and we will train them in the benefits and nuances of our photovoltaic technology.

Our Industry

The iPhone, manufactured and marketed by Apple, Inc., won invention of the year in 2007 from Time magazine, and has since gone on to be purchased by more than 30 million users worldwide. Apple sold over 22 million iPods in the first quarter of 2008. Because of the huge popularity of the iPhone and iPod, cottage accessory industries grew up around Apple's iPod and iPhone. We intend to focus our business on becoming one of the leading developers of organic photovoltaic membrane systems that can be used by OEMs of any item made of or incorporating cloth to incorporate charging systems for the Apple iPod and iPhone.

Organic Photovoltaics (“OPV”) is polymer-based solar that can be integrated into building materials, paints and clothing. Flexible-organic polymer-based photovoltaics are carbon-based solar cells with inorganic photoreactive compounds and can be basically printed on or sewn into clothing. The OPV market is projected to grow to $159 million in the next decade. OPV can be produced quickly and cheaply on roll-to-roll manufacturing lines. However, cell degradation issues and low efficiencies mean that OPV is not a viable alternative to conventional silicon PV and leading thin films. Companies producing OPV devices have recognized this, and are mostly focusing on charging applications (solar cells on backpacks) and remote power applications.

Flexible solar panels already are being incorporated into backpacks hats, coats and sunglasses. But newer solar technologies are allowing photovoltaics to be sprayed on, woven into or dyed into fabrics. Backpacks, brief cases and bags with built-in flexible solar panels are already available in today’s marketplace. Bags with photovoltaic panels are used to power personal electronics and even laptop computers.

OPVs do not have the lifespan, nor are they as efficient as silicon or thin-film photovoltaics. But they are very cheap to produce and could also be used in badges, identification cards and other potentially disposable items. Their effectiveness is boosted by nanotechnology.

Competition

In general, the accessory market for iPhones and iPods is highly competitive. We will be competing with those companies that develop chargers and power accessories for Apple’s products. Dexim sells a folding dock that includes a 2000mAh Lithium Polymer battery. Macally, Griffin Technology, and XtremeMac offer external chargers for iPod and iPhone. Apple also makes many accessories, including chargers, keyboard docks and carrying cases.

More specifically, we will be competing with those companies developing photovoltaic technologies that are licensed or sold to OEM’s like Konarka Technologies. Konarka Technologies, Inc., develops and manufactures solar plastic films that convert light to energy. Konaraka has integrated its plastic solar panels into German-based Neuber's Energy Sun-Bags business and leisure bags. The plastic solar panels allow the bags to charge mobile phones, digital cameras and iPods with solar power. Konarka’s technology is a photo-reactive polymer material that can be printed or coated onto flexible substrates using roll-to-roll manufacturing, similar to the way newspaper is printed on large rolls of paper. The resulting plastic can then be manufactured into a wide range of end-use products. Konarka has a broad portfolio of patents, technology licenses and an accomplished technical, scientific and manufacturing team.

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Solarmer Energy, Inc. is a solar energy company that is developing polymer solar cells, a subtype of OPV cells. They claim their solar panels can be made flexible, transparent and will cost less to manufacture than traditional cells. Until recently, organic solar cells were only able to convert about 2% of the sun’s energy into electricity, but one company, Solarmer Energy has achieved 7.9% conversion efficiency as rated by the National Renewable Energy Laboratory in February 2010. (In July of 2010, Solarmer issued a press release stating they had attained 8.13% conversion efficiency.) Solarmer is focused on commercializing and manufacturing low-cost, lightweight, flexible solar panels that use organic materials. Solarmer is targeting three major application for plastic solar panels: consumer and portable electronics, building-integrated photovoltaics and smart fabrics.

Competing developers may be able to engage in larger scale branding, advertising and developing activities more extensively than we can. Further, with sufficient financial backing, talented designers and developers can become competitors within several months of establishing a business. We will compete primarily on the basis of design, development, quality and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting products, as well as on our ability to remain competitive in the areas of quality and price.

Legal Proceedings

Although, from time to time, we may be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceeding. In addition, we are not aware of any material legal or governmental proceedings against us, or contemplated to be brought against us.

Employees

Currently, the Company has no full-time employees. We plan to use third-party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget. Our management expects to use consultants, attorneys and accountants as necessary.

Anticipated Changes in Number of Employees

The Company does not intend hire any employees during the research and development phase. We intend to contract with outside service providers for research and development. We intend to outsource all production and third party logistic services once we have a production ready product. Upon approval from Apple of our production ready product, the Company does intend to hire sales representatives to sell its product to OEMs as well as a bookkeeper, a web master and administrative support. We expect total initial hires upon completion of a production ready product to be approximately seven individuals – four sales representatives, one bookkeeper, one web master and one clerical person.

Sources and Availability of Raw Materials for Company's Products

WAI intends to be in the research and development phase for at least the next 12 months. The Company intends to use the next 12 months to continue to gather information regarding the availability and sources of raw materials for our products.

Need for Additional Financing

WAI intends to be in the research and development phase for at least the next 12 months. We have raised sufficient capital to date to fund such research and development. We have not generated revenues to date and do not anticipate revenues while in the research and development phase. Once we have completed research and development and produced a working prototype, we do anticipate the need for additional funding to bring the prototype to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

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DESCRIPTION OF PROPERTY

Our offices are currently located at 2789 S. Lamar Street in Denver, Colorado and our telephone number is (303) 763-7527. As of the date of this filing, we have not sought to move or change our office site. We rent office space from our sole director and President on a monthly basis. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders

As of March 31, 2011, there were 36 record holders of our common stock and there were 2,154,800 shares of our common stock and 100,000 shares of our preferred stock outstanding. No public market currently exists for shares of our common stock. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

RESULTS OF OPERATIONS

Results of Operations

For the period from inception, September 22, 2010 to March 31, 2011, the Company earned no revenues and incurred $1,017.40 of operating expenses, which included $250 in professional fees, $450 in registration fees and $317.40 of general and administrative fees related to the incorporation of the company.

As at March 31, 2011, the Company had a loss per share of ($.000471).

LIQUIDITY AND CAPITAL RESOURCES

As at March 31, 2011, the Company had assets of $39,665.01, which consisted of cash.

From the Company’s inception on September 22, 2010 to March 31, 2011, the Company issued 2,000,000 common shares to the President of the Company for $2,000 as founders’ shares and 100,000 preferred shares for $23,000 for aggregate proceeds of $25,000 as well as 154,800 shares of our common stock that were issued to 35 investors pursuant to a private offering entered into on November 18, 2010 and closed on March 15, 2011. We issued these securities without registration pursuant to Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act. We sold 154,800 shares of the Company’s Common Stock, par value $.0001, for $15,480.

For the period ended March 31, 2011, the Company used $1,014.99 of cash for operating activities, primarily for incorporation costs and professional fees.

The Company did not have any investing activities.

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The Company will not require additional financing over the next 12 months to fund research and development. Once we have completed research and development and produced a working prototype, the Company does anticipate the need for additional funding to bring the prototype to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, our stock would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

We estimate that our expenses over the next 12 months will be approximately $30,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (USD $)
Legal and accounting fees	12 months	$13,000
Research and Development	12 months	$15,000
General and administrative	12 months	$2,000
Total		$30,000

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

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In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Each director serves until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified, or until he resigns or is removed in accordance with the provisions of the Colorado Revised Statues.. There are no family relationships among our directors, executive officers.

Name	Age	Position
Steve S. Sinohui	62	President, CEO, CFO, Treasurer and Director
Craig Lassen	52	VP of Business Development

Steve S. Sinohui - President, Chief Executive Officer and Director. Steve S. Sinohui has served as the President, the Chiefe Executive Officer and a director of the Company since its inception on September 22, 2010. From November of 2000 to May of 2010, Mr. Sinohui served as the President, Treasurer, Secretary and a director of SIN Holdings, an internet portal for seniors. Since 2005, Mr. Sinohui has been a supervisor with UPS Cartage Services International in Denver, Colorado. Mr. Sinohui served as a broker for Urban Companies, a Lakewood, Colorado corporation from 1994 to 2005, where he was involved in locating and securing commercial real estate opportunities, listing and selling residential and commercial real estate and property management. From 1989 to 1994, Mr. Sinohui served as a project manager for ATMA, Inc., a distributor of medical supplies, where he supervised and directed the physical inventory and asset management of capital equipment, evaluated and supervised the development and implementation of computer programs and equipment, including database and inventory management software and equipment, and managed over 80 multiple-site inventory personnel. From 1983 to 1987, Mr. Sinohui served as the Vice President of Marketing for the National OTC Stock Journal, a national finance newspaper, which covered the over-the-counter stock market. During his tenure with the National OTC Stock Journal, Mr. Sinohui developed a marketing and promotional program, which included long-term advertising campaigns for national and international clients. Mr. Sinohui also planned, organized and developed sales for three national financial trade shows, which were teleconferenced to over twenty cities. The trade shows presented a format for investors to interact with executive officers of publicly held companies from the United States, Canada and Europe. Mr. Sinohui attended Phoenix College, Phoenix, Arizona, with a curriculum in broadcasting and journalism, from 1966 to 1969.

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Craig Lassen – Vice President of Business Development. Craig Lassen has served as Vice President of Business Development since the Company’s inception. Concurrent with his duties at the Company, Mr. Lassen is also the President and CEO of Cadamier Network Security Corporation (“Cadamier”). Cadamier provides network security support for organizations ranging in size from $20 million to $500 million in assets, primarily in the financial services industry. From 2009 to 2010, Mr. Lassen was a consultant to Shared Services Credit Union Coalition Consultant (“SSCUC”). At SSCUC, Mr. Lassen’s responsibilities included aggregating technology resources from multiple credit unions to create an organization that would serve as an autonomous IT resource center. In 2008, Mr. Lassen founded Enduring Energy, which designed and installed complete alternative energy systems for homes, farms and high-energy usage businesses. From 1996 to 2000, he was the Chairman of Cavion Technologies, Inc. (NASDAQ: CAVN). Mr. Lassen founded Cavion as a highly secure ISP and B2B specifically designed for credit unions and the financial services industry. Harland Clarke now owns Cavion. Mr. Lassen majored in Physics at the University of Colorado, with minors in Business and Mathematics.

Executive Compensation

The following table reflects all forms of compensation for services to the Company from inception to the date of this Memorandum of the chief executive officer of the Company.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steve S. Sinohui(1)	President, CEO, CFO, Treasurer and Director	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1) The Company was formed in September 2010. Since its inception, Mr. Sinohui has not been paid any salary. Mr. Lassen, our Vice President of Business Development, receives consulting income of $250 per month for his continuing research and development efforts. The Company does not anticipate paying any of the officers and directors a salary until it is generating revenues from the sale of its products.

In addition, the Company reimburses officers and directors for out-of-pocket expenditures incurred by them in connection with the Company's business.

None of the Company's officers or directors are presently employed pursuant to the terms of an employment agreement.

Outstanding Equity Awards since Inception:

We currently have no outstanding equity awards.

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Colorado Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Significant Employees /Consultants

We have no employees. Our Chairman, President and Chief Executive Officer and Secretary, Steve S. Sinohui, is an independent contractor to us and currently devotes approximately 15 to 20 hours per week to company matters. Mr. Lassen, our VP of Business Development also is an independent contractor to us and currently devotes approximately 15 to 20 hours per week to company matters. After receiving funding pursuant to our business plan Mr. Sinohui and Mr. Lassen intend to devote as much time as the Board of Directors deem necessary to manage the affairs of the Company.

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WAI intends to be in the research and development phase for at least the next 12 months. We have raised sufficient capital to date to fund such research and development. We have not generated revenues to date and do not anticipate revenues while in the research and development phase. Once we have completed research and development and produced a working prototype, the Company does anticipate the need for additional funding to bring the prototype to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

We are not aware of any circumstance that would make Mr. Sinohui or Mr. Lassen employees. The IRS has identified three categories which determine if an individual is an employee or an independent contractor; these are as follows: (i) Behavioral Control, (ii) Financial Control, and (iii) the Relationship of the Parties. Each of these factors relates to the position of relative authority between the parties. Here Mr. Sinohui and Mr. Lassen are the sole-officers of the corporation and without them the corporation would be significantly negatively impacted.

The material effect of Mr. Sinohui’s and Mr. Lassen’s classification as independent contractors or as statutory employees does not give rise to any difference in responsibility or liability in the performance of Mr. Sinohui’s or Mr. Lassen’s duties, as the same relate to the Company. Mr. Lassen, as the Company’s VP of Business Development and Mr. Sinohui, as the Company's President and sole director, are bound by the fiduciary and common law doctrines that govern any officer’s and director's duties towards the Companies they serve.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the information regarding beneficiary ownership as of the date of this Memorandum of the Company's Common Stock by any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities, by each director and officer, and by all officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Steve S. Sinohui 2789 S. Lamar Street Denver, CO 80227	2,000,000	92.82%
Common	All Officers and Directors as a Group	2,000,000	92.82%
Preferred	Steve S. Sinohui 2789 S. Lamar Street Denver, CO 80227	100,000	100.0%
Preferred	All Officers and Directors as a Group	100,000	100.0%

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

24

We are not aware of any arrangements that could result in a change of control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On September 22, 2010, the Company issued an aggregate of 2,000,000 common shares to Steve S. Sinohui for consideration of $2,000 and 100,000 shares of preferred stock for consideration of $23,000 for an aggregate consideration of $25,000.

CORPORATE GOVERNANCE

Director Independence

Our board of directors is currently composed of one member, Steve S. Sinohui, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Robinson Waters & O'Dorisio, P.C. located in Denver, Colorado.

AVAILABLE INFORMATION

We are not subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. The registration statement is also available through the Commission’s web site at the following address: http://www.sec.gov. Our Internet address is www.wirelessattachments.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Unless limited by our Articles of Incorporation, we are required, under the terms of the Colorado Business Corporation Act, to indemnify our directors and officers if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party against reasonable expenses incurred by the person in connection with the proceeding. Our Articles of Incorporation do not contain any such limiting language. In addition, our Articles of Incorporation and Bylaws provide for indemnification of each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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F-1

Comiskey Professional Corporation
& Company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Wireless Attachments, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Wireless Attachments, Inc. as of March 31, 2011 and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 22, 2010) to March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wireless Attachments, Inc. (a development stage company) as of March 31, 2011, and the results of its operations, changes in stockholders' equity and cash flows for the period from inception (September 22, 2010) to March 31, 2011, in conformity with U.S. generally accepted accounting principles.

Denver, Colorado
May 16, 2011

Comiskey & Company
PROFESSIONAL CORPORATION

Certified Public Accountants & Consultants
7900 East Union Ave • Suite 150 • Denver, CO 80237
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com

F-2

Wireless Attachments, Inc.

BALANCE SHEET

March 31, 2011

(A Development Stage Company)

ASSETS
Current Assets
Cash and cash equivalents	$39,665
Total Current Assets	$39,665
TOTAL ASSETS	$39,665
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$5,000

Total Current Liabilities	$5,000

Stockholders' Equity
Preferred stock, $.0001 par value, 250,000,000 shares
authorized; 100,000 shares issued and outstanding	10

Common stock, $.0001 par value, 250,000,000 shares
authorized; 2,154,800 shares issued and outstanding	215

Additional Paid in Capital	40,455
Deficit accumulated during development stage	(6,015)
Total Equity	34,665
TOTAL LIABILITIES & EQUITY	$39,665

The accompanying notes are an integral part of the financial statements.

F-3

Wireless Attachments, Inc.

STATEMENT OF OPERATIONS

For the period from inception (September 22, 2010) to March 31, 2011

(A Development Stage Company)

Revenues

Total Revenues	$ -

Operating Expenses
Selling, general and administrative		6,017

Total operating expenses		6,017
Loss from operations		(6,017)
Other Income (Expense)

Interest Income		2
Total Other Income		2
Net Loss		$(6,015)

Accumulated Deficit:

Balance, beginning of period		$—

Net Loss		$(6,015)

Balance, end of period		$(6,015)

Basic - Earnings (loss) per share	$	NIL

Basic - Weighted Average Number of
Shares Outstanding		2,074,795

The accompanying notes are an integral part of the financial statements.

F-4

Wireless Attachments, Inc.

STATEMENT OF CASH FLOWS

For the period from inception (September 22, 2010) to March 31, 2011

(A Development Stage Company)

CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(6,015)
Adjustments to reconcile net loss to net
cash flows from operating activities
Increase in accounts payable	5,000

Net cash flows from operating activities	(1,015)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash flows from investing activities	—
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	40,465
Issuance of preferred stock	215

Net cash provided by Financing Activities	40,680
NET INCREASE IN CASH AND CASH EQUIVALENTS	39,665
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—
CASH AND CASH EQUIVALENTS, END OF YEAR	$39,665

The accompanying notes are an integral part of the financial statements.

F-5

Wireless Attachments, Inc.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from inception (September 22, 2010) to March 31, 2011

(A Development Stage Company)

	Series A Preferred Stock		Common Stock
	Number				Additional
	of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated Deficit	Totals

Balances as of
September 22, 2010	—	$—	—	$—	$—	$—	$—

Stock Issued	100,000	10	2,154,800	215	40,455		40,680

Net Loss	—	—	—	—	—	(6,015)	(6,015)

Balances as of
March 31, 2011	100,000	$10	2,154,800	$215	$40,455	$(6,015)	$34,665

The accompanying notes are an integral part of the financial statements.

F-6

Wireless Attachments, Inc.

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

1. Summary of Significant Accounting Policies

Development Stage Company

Wireless Attachments, Inc. (the "Company") was incorporated under the laws of the State of Colorado on September 22, 2010. The principal office of the corporation is 2789 S. Lamar Street, Denver, CO 80237. The Company is in the development stage and has not begun to sell its product.

The Company is developing solar cloth membranes for outdoor active wear that convert sunlight into electrical power and that can be used for charging and/or operating mobile devices such as the iPhone and iPod.

Accounting Method

The Company records income and expenses on the accrual method.

Loss per Share

Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

Organization Costs

Costs to incorporate the Company originally were capitalized to be amortized over a sixty-month period but have been written off pursuant to ASC 470.

Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial nstruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

2. Stockholders' Equity

As of March 31, 2011, the Company was authorized to issue 250,000,000 shares of common stock and 250,000,000 of preferred stock. Of these amounts, 2,154,800 shares of the Company’s $.0001 par value common stock were issued and outstanding and 100,000 shares of the Company’s $.0001 par value preferred shares were issued and outstanding.

The Series A preferred shares are not convertible to common stock, have no voting rights, do not carry any current or accumulated dividend and, in the event of liquidation, have first and superior rights over all other classes of equity securities issued and outstanding by the Company.

F-7

Wireless Attachments, Inc.

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

3. Related Party Transactions

The President and CEO owns 2,000,000 of the Company’s $.0001 par value common stock that is issued and outstanding and all of the 100,000 shares of preferred stock that is issued and outstanding.

4. License Agreement

On November 5, 2010, the Company was granted exclusive rights by Apple, Inc. to market its products specifically for iPod and iPhone devices. With this agreement, the Company will be able to use the iPod and iPhone logo on its product packaging and has agreed to pay royalties of $4.00 per product sold.

5. Subsequent Events

The Company has evaluated subsequent events for the period from March 31, 2011, the date of these financial statements, through May 16, 2011, which represents the date these financial statements are available to be issued. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period, that require recognition or disclosure in the financial statements, except as noted below. With respect to this disclosure, the Company has not evaluated subsequent events occur.

F-8

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$25.00
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$6,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$12,525.00*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Unless limited by our Articles of Incorporation, we are required, under the terms of the Colorado Business Corporation Act, to indemnify our directors and officers if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party against reasonable expenses incurred by the person in connection with the proceeding. Our Articles of Incorporation do not contain any such limiting language. In addition, our Articles of Incorporation and Bylaws provide for indemnification of each of our directors and officers against certain liabilities.

The Articles of Incorporation provide that the Company shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation has the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

The Bylaws of the Company define a Proper Person as any person who is a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Bylaws of the Company provide that the Company shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by (i) a majority of directors at a meeting of directors at which a quorum is present (such quorum consisting of directors not a party to the proceeding); (ii) a committee of directors not a party to the proceeding; (iii) independent counsel; or (iv) a vote of the shareholders that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation that his conduct was in the corporation's best interest; or (ii) in all other cases (except criminal cases) that his conduct was at least not opposed to the corporation's best interest; or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

The Bylaws of the Company provide that a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the best interests of the participants in or beneficiaries of the plan is conduct that satisfies the indemnification requirements. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the indemnification requirements.

The Bylaws of the Company provide no indemnification shall be made to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

From November 18, 2010 to March 15, 2011, the Company issued 154,800 shares of the Company's common stock at $0.10 per share pursuant to a Private Offering Memorandum dated November 18, 2010 to a total of 35 investors for a total proceeds of $15,480. These securities were offered pursuant to an exemption from registration under such laws pursuant to section 3(b) of the Securities Act of 1933, as amended, Rule 504 of Regulation D as promulgated by the Securities and Exchange Commission and other available exemptions under state securities laws. In addition, the Company sold 2,000,000 common shares to the President of the Company for $2,000 as founders’ shares and 100,000 preferred shares for $23,000 for aggregate proceeds of $25,000.

The Company did not use any underwriters with respect to the foregoing sales of its common stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Wireless Attachments, Inc. (1)
3.2	Bylaws of Wireless Attachments, Inc. (1)
4.1	Specimen Stock Certificate (1)
5.1	Legal Opinion of Robinson Waters & O'Dorisio, P.C., re: the legality of the shares being registered
10.2	Contract license agreement between Wireless Attachments, Inc. and Apple, Inc. dated September, 2010 (1)
23.1	Auditor Consent (1)
23.2	Consent of Robinson Waters & O'Dorisio, P.C. (included in Exhibit 5.1)

(1) Filed herewith.

ITEM 17. UNDERTAKINGS

(A)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

II-2

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of July, 2011.

WIRELESS ATTACHMENTS, INC.

/s/ Steve S. Sinohui
By: Steve S. Sinohui
Title: President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Steve S. Sinohui	Director	July 27, 2011